Exhibit 99.1

Covalence Specialty Materials Reports Fiscal 2007 First Quarter Results

BEDMINSTER, N.J., March 12, 2007 /PRNewswire/ -- Covalence Specialty Materials Corp. (“Covalence” or the “Company”) today announced results for its first fiscal quarter ended December 29, 2006.

The Company reported net revenue for the three months ended December 29, 2006 of $366.7 million and a net loss for the same period of $21.8 million. After giving effect to the Acquisition Transaction (as defined below), Adjusted EBITDA (as defined below under “Non-GAAP Financial Measures”) for the first fiscal quarter of 2007 was $8.4 million. Management believes that presenting this non-GAAP measure is important for investors to better understand the Company’s underlying operational and financial performance, to facilitate comparison of results between periods and to monitor the Company’s compliance with certain financial covenants in its credit facilities.

“Our first fiscal quarter Adjusted EBITDA was consistent with our previous guidance. As noted during our earnings call in December 2006, a soft polyethylene resin market, a mild 2006 hurricane season and continued efforts by customers to structurally reduce inventories together with increases in certain non-resin raw materials, freight and other conversion costs, resulted in a very challenging environment,” said Kip Smith, President and Chief Executive Officer. “We continue to work to improve volume and profitability in all of our businesses and have already seen significant volume improvement in January and February 2007. Actions taken during the quarter including extended holiday plant shutdowns, aggressive inventory management and business process changes position us for meaningful improvement in the second fiscal quarter.”

Merger with Berry Plastics Group, Inc.

As previously announced, the Company’s parent company, Covalence Specialty Materials Holding Corp., (“Holdings”) has agreed to merge with Berry Plastics Group, Inc., (“Berry”) in a stock-for-stock merger. The resulting company will retain the name Berry Plastics Group, Inc. (“New Berry”). Berry shareholders will own a majority of the combined company’s common stock following the merger. The merger has been approved by written consent of a majority of each company’s stockholders, and remains subject to customary closing conditions, including receipt of required regulatory approvals. Immediately following the merger, the Company and Berry Plastics Holding Corporation (“Berry Opco”) will be combined as a direct subsidiary of New Berry (the resulting company referred to as “New Berry Opco”). Pursuant to a supplemental indenture, New Berry Opco will become the successor obligor of the Company’s senior subordinated notes. The Company’s senior secured credit facilities (both first and second lien facilities) are expected to be replaced with a new asset based revolver and new senior secured term loan. The Company currently expects the closing to occur in April 2007.

Results of Operations – First Fiscal Quarter Ended December 29, 2006

Net revenue for the three months ended December 29, 2006 was $366.7 million, a decrease of $83.5 million, or 19%, compared to $450.2 million in the first quarter of fiscal 2006. Net revenue for the three months ended December 29, 2006 was impacted by lower volumes driven by a mild 2006 hurricane season, weak housing starts and continued efforts by customers to minimize inventories during a period of softening polyethylene resin pricing.

Gross profit for the three months ended December 29, 2006 was $24.2 million, a decrease of $40.5 million compared to $64.7 million in the first quarter of fiscal 2006. Gross profit was negatively impacted by lower sales volumes and one-time charges in our Plastics operating segment due to lower production and the correction of finished goods inventory levels. In addition, gross profit was also reduced by a $3.5 million increase in depreciation resulting from the purchase method of accounting attributable to the Acquisition Transaction. Excluding the purchase accounting adjustments and one-time charges in our Plastics operating segment described above, gross profit for the three months ended December 29, 2006 would have been $29.6 million.

Selling, general and administrative expenses for the three months ended December 29, 2006 were $41.8 million, an increase of $8.3 million compared to $33.5 million in the first quarter of fiscal 2006. The increase was mainly the result of $8.6 million of additional depreciation and amortization expense from the purchase method of accounting attributable to the Acquisition Transaction. The increase was also attributable to an investment in corporate services for future growth, severance costs and general inflation.

Operating loss for the three months ended December 29, 2006 was $17.8 million, a decrease of $38.9 million compared to an operating profit of $21.1 million in the first quarter of fiscal 2006. The decrease was primarily driven by the factors described above. This decrease was partially offset by the elimination of charges and allocations from Tyco. Excluding the purchase accounting adjustments, one-time charges in our Plastics operating segment and severance costs described above, operating loss for the three months ended December 29, 2006 would have been $2.2 million.

The Acquisition Transaction

Affiliates of Apollo and senior management of the Company completed their acquisition of substantially all of the assets and liabilities of the Company from Tyco on February 16, 2006 (the “Acquisition Transaction”).

Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with GAAP, Covalence discloses Segment EBITDA and Adjusted EBITDA, all of which are non-GAAP measures. You should not consider Segment EBITDA or Adjusted EBITDA as an alternative to operating or net income, determined in accordance with GAAP, as an indicator of Covalence’s operating performance, or as an alternative to cash flows from operating activities, determined in accordance with GAAP, as an indicator of cash flows, or as a measure of liquidity.

Segment EBITDA is calculated by the sum of earnings before interest, taxes, historical charges from Tyco, restructuring and impairment charges, minority interest and depreciation and amortization. Segment EBITDA is commonly used in the financial community, and Covalence presents Segment EBITDA to enhance your understanding of its operating performance. Covalence uses Segment EBITDA as one criterion for evaluating its performance relative to that of its peers. Covalence believes that Segment EBITDA is an operating performance measure, and not a liquidity measure, that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. However, Segment EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States, and Covalence’s Segment EBITDA may not be comparable to similarly titled measures of other companies.

The Company’s credit facilities have certain covenants that use ratios utilizing a measure referred to as Adjusted EBITDA (“Adjusted EBITDA”). The supplementary adjustments to Segment EBITDA to derive Adjusted EBITDA may not be in accordance with current SEC practices or the rules and regulations adopted by the SEC that apply to periodic reports filed under the Securities Exchange Act of 1934. Accordingly, the SEC may require that Adjusted EBITDA be presented differently in filings made with the SEC than as presented in this release, or not be presented at all.

The most directly comparable GAAP measure to Segment EBITDA and Adjusted EBITDA is net income (loss). Included in this release are a reconciliation of net income (loss) to Segment EBITDA and a reconciliation of Segment EBITDA to Adjusted EBITDA.

About Covalence

Covalence, with a workforce of approximately 7,000 people in 37 manufacturing facilities, is a major producer of a wide range of products, including polyethylene-based films, industrial tapes, medical specialties, packaging, heat-shrinkable coatings and specialty laminates. Covalence is the number one producer domestically of trash bags, duct tape and niche laminated and coated products. Among its leading brands are Ruffies(R) and Rhino-X(R) trash bags; Film-Gard(R) plastic sheeting; Nashua(R) tapes; Covalence Raychem(R) heat-shrinkable coatings (Raychem(R) is a trademark of Tyco Electronics Corporation and Nashua(R) is a trademark of Nashua Corporation; each are used under license by Covalence); Polyken(R) pipeline coatings; Thermo-ply(R) and Energy-Brace(R) wall sheathing; as well as R-Wrap(R) and Barricade(R) housewraps. For more information, please visit www.covcorp.com.

Investor Relations Contact:
David S. Graziosi
Executive Vice President and Chief Financial Officer
908-547-6071

This press release contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to Covalence that are based on the beliefs of Covalence’s management. When used in this press release, the words “may,” “will,” “should,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue” or similar expressions identify forward-looking statements. Such statements reflect the current views of Covalence’s management with respect to the Company’s operations and results of operations regarding the plastic film industry, economy, interest rates, availability of consumer credit, employment trends, levels of consumer confidence, consumer preferences, raw material costs and availability, industry acceptance of price increases, national and regional trends, level of competition within its industry, availability of alternative plastics film products, its level of indebtedness, costs of environmental compliance, increase in capital expenditure requirements, shifts in industry demand, and general economic conditions. These statements are subject to certain risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as expected, intended, estimated, anticipated, believed or predicted.

COVALENCE SPECIALTY MATERIALS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, In Millions)

	Three Months Ended

	Dec. 30,	Dec. 29,
	2005	2006

Net revenue	$450.2	$366.7
Cost of goods sold	385.5	342.5

Gross profit	64.7	24.2
Charges and allocations from Tyco	10.1	-
Selling, general and administrative expenses	33.5	41.8
Restructuring and impairment charges (credits), net	-	0.2

Operating income (loss)	21.1	(17.8)
Other expense	-	0.1
Interest expense, net	1.1	17.0
Interest expense, net - Tyco	2.9	-

Income (loss) before income tax expense	17.1	(34.9)
Income tax expense (benefit)	0.7	(13.1)

Net income (loss)	$16.4	$(21.8)

COVALENCE SPECIALTY MATERIALS CORP.

RECONCILIATION OF NET INCOME (LOSS) TO SEGMENT EBITDA (*)
(Unaudited, In Millions)

	Three Months Ended

	Dec. 30,	Dec. 29,
	2005	2006

Net income (loss)	$16.4	$(21.8)
Add:
Depreciation and amortization	10.3	20.3
Income tax expense (benefit)	0.7	(13.1)
Interest expense, net	4.0	17.1
Tyco charges	10.1	-
Restructuring and impairment charges (credits), net	-	0.2

Segment EBITDA	$41.5	$2.7

(*) Segment EBITDA is a non-GAAP financial measure. For more information regarding Segment EBITDA and non-GAAP financial measures, generally, see “Non-GAAP Financial Measures.”

RECONCILIATION OF SEGMENT EBITDA TO ADJUSTED EBITDA (*)
(Unaudited, In Millions)

	Three Months Ended

	Dec. 30,	Dec. 29,
	2005	2006

Segment EBITDA	$41.5	$2.7
Add:
Estimated stand-alone costs	(1.9)	-
Discontinued Operations	0.2	0.1
Non-recurring severance and
non-cash equity based compensation	1.6	1.7
Monitoring fee	-	0.6
Non-recurring incentives	-	1.1
Non-inventoried manufacturing costs	-	1.9
Transition and Other, net	1.8	0.3

Adjusted EBITDA	$43.2	$8.4

(*) Each of Segment EBITDA and Adjusted EBITDA is a non-GAAP financial measure. For more information regarding Segment EBITDA, Adjusted EBITDA and non-GAAP financial measures, generally, see “Non-GAAP Financial Measures.”

COVALENCE SPECIALTY MATERIALS CORP.

SELECTED BALANCE SHEET DATA
(Unaudited, In Millions)

As of
December 29, 2006

Cash & Cash Equivalents	$54.1
Accounts Receivable, net	146.7
Inventory	191.6
Accounts Payable	122.7
Accrued Liabilities	47.9
Total Debt	738.5